EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-136188, 333-102425, 333-99219, 333-50524, 33-69746, 33-55061; Form S-4 Nos. 333-136189, 333-129871; and Form S-8 Nos. 333-133817, 333-117939, 333-117937, 333-117936, 333-117935, 333-65176, 333-43584, 333-43580, 333-94157, 333-94155, 333-70407, 333-64559, 333-25891, 333-04859, 333-09091, 33-66874, 33-48908, 33-44770, 33-29528, 33-29527) of Allergan, Inc. and in the related Prospectuses of our reports dated February 26, 2007, with respect to (1) the consolidated financial statements and schedule of Allergan, Inc., and (2) Allergan, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Allergan, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Orange County, California
February 26, 2007